UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11958 Monarch Street, Garden Grove, CA	92841
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Operating Officer

As previously disclosed, effective as of March 1, 2019 (the “Effective Date”), KushCo Holdings, Inc. (the “Company”) appointed Rodrigo de Oliveira as its Interim Chief Operating Officer.

Prior to his appointment as Interim Chief Operating Officer, Mr. de Oliveira served as the Company’s Vice President of Operations since April 2018. From August 2017 through April 2018, Mr. de Oliveira served as Senior Director of Supply Chain Transformation at Nike Accessories, a leader in sports equipment and accessories. From October 2013 to August 2017, Mr. de Oliveira served as Supply Chain Business Lead at Brighstar Corp., a U.S.-based company manufacturing, servicing and distributing wireless devices to carriers, retailers and enterprises worldwide. Prior to that, he served in positions of increasing responsibility at Oakley, Inc. and General Electric. Mr. de Oliveira received his Bachelor’s degree in Business at Universidade Makenzie in Brazil.

Pursuant to an Offer Letter entered into between the Company and Mr. de Oliveira on February 27, 2019 (the “de Oliveira Offer Letter”), Mr. de Oliveira will receive an initial annual base salary of $225,000.  Mr. de Oliveira will have the opportunity to earn an annual bonus of up to $112,500, based on achievement of certain performance goals. In addition, Mr. de Oliveira was granted an option to purchase 100,000 shares of the Company’s common stock as of the Effective Date, which will vest over three years, with one-third vesting on the one-year anniversary of the Effective Date and the remaining two-thirds vesting ratably in equal monthly installments over the remaining two years.

The foregoing description of the de Oliveira Offer Letter is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the de Oliveira Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

There are no related party transactions between the Company and Mr. de Oliveira, and Mr. de Oliveira is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

Compensation Adjustments

On February 27, 2019, in connection with the promotion of Jason Vegotsky to the Company’s Chief Revenue Officer, the Company entered into a new offer letter with Mr. Vegotsky (the “Vegotsky Offer Letter”) pursuant to which Mr. Vegotsky’s annual base salary was increased from $225,000 to $250,000. Mr. Vegotsky will have the opportunity to earn an annual bonus of up to $125,000 based on the achievement of annual target performance goals, as established by the Board, in their sole and absolute discretion. In addition, Mr. Vegotsky was granted an option to purchase 250,000 shares of the Company’s common stock as of the Effective Date, which will vest over three years, with one-third vesting on the one-year anniversary of the Effective Date and the remaining two-thirds vesting ratably in equal monthly installments over the remaining two years.

Also on February 27, 2019, and effective as of the Effective Date, the Company entered into an amendment to the Offer Letter between Christopher Tedford and the Company (such amendment, the “Tedford Offer Letter Amendment”), pursuant to which Mr. Tedford will have the opportunity to earn an annual bonus of up to $125,000 based on the achievement of annual target performance goals, as established by the Board, in their sole and absolute discretion. In addition, Mr. Tedford was granted an option to purchase 100,000 shares of the Company’s common stock as of the Effective Date, which will vest over three years, with one-third vesting on the one-year anniversary of the Effective Date and the remaining two-thirds vesting ratably in equal monthly installments over the remaining two years.

The foregoing descriptions of the Vegotsky Offer Letter and the Tedford Offer Letter Amendment are summaries and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the text of the Vegotsky Offer Letter and the Tedford Offer Letter Amendment, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Offer Letter between Rodrigo de Oliveira and KushCo Holdings, Inc., dated February 27, 2019.
10.2	Offer Letter between Jason Vegotsky and KushCo Holdings, Inc., dated February 27, 2019.
10.3	Amendment to Offer Letter between Christopher Tedford and KushCo Holdings, Inc., dated February 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

March 5, 2019	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Offer Letter between Rodrigo de Oliveira and KushCo Holdings, Inc., dated February 27, 2019.
10.2	Offer Letter between Jason Vegotsky and KushCo Holdings, Inc., dated February 27, 2019.
10.3	Amendment to Offer Letter between Christopher Tedford and KushCo Holdings, Inc., dated February 27, 2019.